UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

Inverted Paradigms Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-27131	88-0381258
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

11523 Palm Brush Trail, #341

Lakewood Ranch, Florida 34202

(407) 926-6180

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

Liquidgolf Holding Corporation

Horizon Holding Corporation

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Audit Committee of the Board of Directors of the Company (the “Audit Committee”), in consultation with members of the Company’s management and its independent accountants, Tedder, James, Worden and Associates, P.A., determined that the Company needs to make adjustments to previously issued financial statements relating to the following items:

1.	The Company should have recorded interest expense related to the beneficial conversion feature of certain convertible promissory notes issued in the first quarter of 2004 (Liquidgolf Holding Corporation) and the third quarter of 2005 (Horizon Holding Corporation).

2.	The Company (Horizon Holding Corporation) issued warrants to a broker in connection with the raising of capital in the form of a promissory note in the fourth quarter of 2005 that should have been valued and recorded as equity and amortized as interest expense over the period of the promissory note.

3.	The Company (Horizon Holding Corporation) agreed to issue common stock as an inducement to enter into promissory notes in the fourth quarter of 2005 and the first quarter of 2006. The common stock should have been recorded as a liability and amortized as a component of interest expense over the term of the notes.

4.	The Company (Horizon Holding Corporation) has adjusted the value of common stock issued in the first quarter of 2006 for professional fees to better reflect the fair value of the common stock at the date of issuance.

The effect of the above changes will increased the Company’s assets by approximately $1,600 and increase the Company’s liabilities by approximately $13,000 as of September 30, 2006. The changes will decrease the cumulative reported earnings of the Company by $700,000 and increase additional paid in capital of the Company by $700,000 through June 30, 2006.

In light of the pending restatements, the Company’s stockholders should no longer rely on the Company’s previously filed financial statements for the years 2005 and 2004 and for each of the quarters in the respective years and the first, second and third quarters of 2006. The Company intends to file, as promptly as practicable, amendments to its other periodic reports that have previously been filed with the Securities and Exchange Commission for the periods beginning January 1, 2004 to reflect the restatements.

The Audit Committee and management of the Company have discussed the matters disclosed in this item with Tedder, James, Worden and Associates, P.A.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

Inverted Paradigms Corporation

Dated: December 22, 2006	By:	/s/ Steven Weldon
Steven Weldon
Chief Financial Officer